Exhibit 1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-72086 of The Talbots, Inc. on Form S-8 of our report dated June 13, 1997 appearing in this Annual Report on Form 11-K of The Talbots, Inc. Retirement Savings Voluntary Plan for the year ended December 31, 1996.





/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 18, 1997